Exhibit 99.1

FOR IMMEDIATE RELEASE

Inari Medical Expands Its Patient-Focused Mission with Agreement to Acquire LimFlow

Announces Q3 2023 Financial Results

Inari to Host Conference Call Today at 1:30 P.M. PT / 4:30 P.M. ET

IRVINE, Calif., November 1, 2023 (GLOBE NEWSWIRE) – Inari Medical, Inc. (NASDAQ: NARI) (“Inari”), a medical device company with a mission to treat and transform the lives of patients suffering from venous and other diseases, today announced that it has entered into a definitive agreement to acquire LimFlow, S.A., a privately held pioneer in limb salvage for patients with chronic limb-threatening ischemia (CLTI). Under the terms of the agreement, Inari will pay $250 million in cash at closing and LimFlow will be eligible to receive additional cash payments based on certain commercial and reimbursement milestones. The transaction is expected to close in the fourth quarter of 2023.

LimFlow is transforming the treatment of CLTI, an advanced stage of peripheral artery disease that is associated with increased mortality, risk of amputation and impaired quality of life. CLTI is a large and underpenetrated market, impacting more than 1.5 million patients each year globally, approximately 560,000 of which are in the United States. CLTI represents one of the most significant unmet needs in vascular medicine. The minimally-invasive LimFlow System is designed to bypass blocked arteries in the leg and deliver oxygenated blood back into the foot via the veins in no-option CLTI patients, those who are facing major amputation and have exhausted all other therapeutic options.

LimFlow recently received FDA approval for its Transcatheter Arterialization of Deep Veins (TADV) system based upon the strength of the results of the PROMISE II study which were published in the New England Journal of Medicine. LimFlow has already trained and deployed an initial team of sales representatives in targeted U.S. markets who are executing the launch of the LimFlow therapy. Inari anticipates continuing to expand this team as a focused, dedicated sales force separate from Inari’s existing VTE sales organization.

“The acquisition of LimFlow is closely aligned with our mission to address significant unmet patient needs and adds another highly differentiated growth platform into our portfolio,” said Drew Hykes, CEO of Inari. “We see the CLTI market as poised for durable growth, driven by compelling technology, outstanding clinical results, and multiple opportunities for expansion. As a minority investor and board observer in LimFlow since early 2022, we have seen firsthand the life-changing impact this technology has on patients, as well as how complementary our two businesses are.”

“I am incredibly proud of the LimFlow team and our clinical investigators who have developed our novel solution that can provide a better life to CLTI patients,” said LimFlow CEO Dan Rose. “By joining with Inari and benefitting from their exceptional resources and capabilities, we expect to be well-positioned to increase access to our technology and advance our shared mission of creating better outcomes for patients.”

Compelling Strategic Benefits

Inari believes the LimFlow acquisition provides several strategic benefits, including:

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Aligns with Inari’s mission to address unmet patient needs: As a mission-driven company, Inari is compelled by the opportunity to deliver improved outcomes for no-option CLTI patients. LimFlow provides an innovative offering to patients who suffer in unimaginable ways and deserve better options and outcomes.

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Brings clinically differentiated CLTI solution: LimFlow received FDA approval for its LimFlow System in September 2023, and is the first and only FDA-approved system for no-option CLTI. In March 2023, results from LimFlow’s PROMISE II U.S. pivotal trial were published in the New England Journal of Medicine, demonstrating that the LimFlow System achieved 70% improvement in amputation-free survival over the current standard-of-care. LimFlow has generated compelling clinical evidence across multiple clinical trials, demonstrating the safety and efficiency of the LimFlow System as a treatment option for CLTI patients.

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Enhances avenues for growth: As its commercial launch matures, Inari expects LimFlow to become a meaningful contributor to revenue growth with robust gross margins at scale. LimFlow enriches Inari’s portfolio and adds new capabilities in a large and underpenetrated market. Of the approximately 560,000 patients suffering from CLTI in the United States each year, Inari conservatively estimates that approximately 55,000 patients currently have no treatment options other than amputation. Inari believes that these patients represent a $1.5 billion annual opportunity for LimFlow’s device in the United States alone, and that there is significant potential for expansion by targeting patients with less severe disease and by commercializing LimFlow’s device internationally.

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Leverages Inari’s core competencies: Inari has a proven track record of performance in the VTE space, including training and education, development of a novel procedural technique, building awareness among non-interventionalist stakeholders, patient pathway and program development, clinical evidence generation, and refinement of a purpose-built toolkit. Inari plans to leverage these same capabilities to successfully commercialize the LimFlow System in the United States.

Transaction Details

•	Total upfront consideration is $250 million paid in cash upon closing.
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Contingent consideration of up to $165 million in additional cash payments are subject to the achievement of certain commercial and reimbursement milestones. The earliest potential payment would be due in 2025.

•	The acquisition is subject to customary closing conditions and is expected to be completed in the fourth quarter of 2023.
•	Financing of the transaction at closing is expected to be with cash on hand and borrowings under existing credit facilities.

Inari Third Quarter 2023 Financial Results

In a separate press release issued today, Inari announced financial results for its third quarter ended September 30, 2023. Inari’s third quarter 2023 earnings press release can be found on Inari’s investor relations website at ir.inarimedical.com.

Advisors

BofA Securities is serving as financial advisor to Inari, and Latham & Watkins LLP is serving as legal counsel.

Webcast and Conference Call Information

Inari Medical will host a conference call to discuss its third quarter 2023 financial results and acquisition of LimFlow after market close on Wednesday, November 1, 2023 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live by dialing (844) 825-9789 for domestic callers or (412) 317-5180 for international callers. The live webinar and presentation may be accessed by visiting the Events Section of the Inari investor relations website at ir.inarimedical.com.

About Inari Medical, Inc.

Patients first. No small plans. Take care of each other. These are the guiding principles that form the ethos of Inari Medical. We are committed to improving lives in extraordinary ways by creating innovative solutions for both unmet and underrecognized health needs. In addition to our purpose-built products, we leverage our capabilities in education, clinical research, and program development to improve patient outcomes. We are passionate about our mission to establish our treatments as the standard of care for venous thromboembolism and beyond. We are just getting started.

About LimFlow and the LimFlow System

LimFlow SA is a private, venture-backed medical device company, transforming the treatment of CLTI, a severe condition, for which there is a growing clinical need in light of high mortality rates. The minimally-invasive LimFlow System is designed to bypass blocked arteries in the leg and deliver oxygenated blood back into the foot via the veins in CLTI patients who are facing major amputation and have exhausted all other therapeutic options.

The LimFlow System received the CE Mark in October 2016 and FDA PMA approval in September 2023. For more information, please visit: https://limflow.com/.

Forward Looking Statements

Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, among others, anticipated closing of the LimFlow acquisition, potential strategic benefits of the LimFlow acquisition, and potential operating performance of LimFlow, and are based on Inari’s current expectations, forecasts, and assumptions, are subject to inherent uncertainties, risks and assumptions that are difficult to predict, and actual outcomes and results could differ materially due to a number of factors, including: if we fail to complete the LimFlow Acquisition; if we fail to successfully integrate the business and operations or effect the commercial launch of LimFlow’s product in the expected timeframe or at all; if we continue to incur, substantial expenses related to the LimFlow Acquisition and the related integration of the LimFlow Acquisition, if consummated; if we underestimated certain liabilities of LimFlow or failed to discover certain liabilities in the course of performing our due diligence investigation of LimFlow; if, as a private company, LimFlow may not have in place an adequate system of internal control over financial reporting that we will need to manage that business effectively as part of a public company; and if we write-off certain intangible assets, such as goodwill. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the period ended December 31, 2022, and in its other reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are based on information available to Inari as of the date hereof and are made only as of the date of this release. Inari undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing Inari’s views as of any date subsequent to the date of this press release. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Inari.

Investor Contact:

John Hsu, CFA

VP, Investor Relations

949-658-3889

IR@inarimedical.com